Exhibit 99.1

Hut 8 Fully Commercializes 1 GW Beacon Point AI Data Center Campus with Second 352 MW IT Lease, Bringing Campus-Level Base-Term Contract Value to $19.6 Billion

15-year, 352 MW IT lease doubles the existing high-investment-grade tenant’s contracted capacity to 704 MW

Total contracted IT capacity across Hut 8’s AI data center portfolio rises to 949 MW, supported by 1,330 MW of utility capacity, with aggregate base-term contract value of $26.6 billion and average annual NOI of more than $1.75 billion

100% of Hut 8’s contracted AI data center capacity is leased to or backstopped by investment-grade counterparties

Renewal options increase potential campus-level contract value to $50.2 billion

MIAMI, July 20, 2026 – Hut 8 Corp. (Nasdaq, TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive technologies, today announced the commercialization of the second phase of its one-gigawatt Beacon Point data center campus in Nueces County, Texas through a second 15-year, $9.8 billion lease (the “Agreement”) for 352 megawatts (MW) of IT capacity (the “Transaction”). The tenant, the high-investment-grade company that executed the Phase 1 lease, has doubled its contracted IT capacity at the campus to 704 MW. The Transaction fully commercializes the Beacon Point campus against its 1,000 MW of utility capacity, secured under an interconnection agreement with AEP Texas for electric delivery service.

Transaction Highlights

-	Lease Structure: Triple net (NNN) lease executed on substantially the same terms as the Phase 1 lease.
-	Tenant Profile: High-investment-grade company; the Phase 1 tenant.
-	Compute Architecture: Hut 8 to deliver a second 352 MW AI factory designed to NVIDIA's DSX reference architecture for gigawatt-scale AI infrastructure supported by 500 MW of utility capacity.
-	Base-Term Contract Value: $9.8 billion over a 15-year base lease term, inclusive of a 3.0% annual base rent escalator; base-term contract value for the full 1,000 MW campus rises to $19.6 billion.
-	NOI Contribution: Expected cumulative NOI contribution of $9.8 billion over the base term, or an average of $655 million per year upon stabilization; average annual NOI for the full 1,000 MW campus rises to $1.31 billion.
-	Upside Economics: Three 5-year renewal options per lease increase potential campus-level contract value to $50.2 billion if all options are exercised.
-	Delivery Timeline: Initial Phase 2 data hall delivery expected in Q2 2028.

Full Commercialization Driven by Power-First Development Model

With the Transaction, Beacon Point becomes Hut 8's first fully commercialized AI data center campus. The Company secured the site, contracted the campus in full with investment-grade cash flows, financed Phase 1 with investment-grade debt, and commenced construction. Together, these stages demonstrate structural features of the Company's disciplined, power-first development model, from origination through delivery:

-	Power-first underwriting preserves optionality across end markets: Initially underwritten on a speed-to-power thesis to serve Hut 8's affiliated customer, American Bitcoin Corp., Beacon Point is now fully contracted under two 15-year AI leases to a high-investment-grade counterparty.
-	First-principles approach to design and partnership supports efficient commercialization: Hut 8 has designed the campus around its tenant's evolving requirements throughout development, including a redesign of the first data hall for Phase 1 to NVIDIA's DSX reference architecture, enabling 57% more IT capacity within the same land and utility footprint. With this second lease, the tenant doubled its contracted capacity on substantially the same terms.
-	Partnership-driven execution model mitigates execution risk: The campus’s full 1,000 MW of utility capacity is secured under an interconnection agreement with AEP Texas for electric delivery service, and no incremental capacity is required to serve the Phase 2 lease. Hut 8 will implement the partnership-driven model first implemented at River Bend and Beacon Point Phase 1 to deliver the site. Site preparation is underway, and long-lead critical equipment has been procured. Initial energization remains on schedule for Q1 2027.

Asher Genoot, CEO of Hut 8, said, “The real test of our power-first approach is what our partners are willing to commit against it. Our tenant at Beacon Point chose to double its footprint at the site, the strongest validation an asset can receive. We took this greenfield site from first lease to full commercialization in just months. That speaks to the quality of the sites we originate, the credibility of our delivery, and the long-term orientation of our partnerships. The opportunity ahead of us is to apply the same model across our development pipeline.”

Contracted Portfolio Highlights

-	Contracted Capacity: Total contracted IT capacity across Hut 8's AI data center portfolio of 949 MW, comprising 704 MW at Beacon Point and 245 MW at River Bend.
-	Contract Value and NOI Contribution: Cumulative base-term contract value across Hut 8's AI data center portfolio of $26.6 billion, with expected average annual NOI of more than $1.75 billion.
-	Counterparty Credit: 100% of Hut 8's AI data center portfolio is leased to or backstopped by investment-grade counterparties.

Stock Repurchase Program

On December 4, 2024, as part of its capital management strategy, the Company launched a $250.0 million stock repurchase program (the “Stock Repurchase Program”) with respect to its common stock, par value $0.01 per share (the “Common Stock”). Under the Stock Repurchase Program, the Company may repurchase up to 6,159,439 shares of Common Stock (representing 5.0% of the current issued and outstanding Common Stock) in the next twelve months. The Company expects that any repurchases will be made through the facilities of Nasdaq at prevailing market prices, in accordance with applicable securities laws.

Non-GAAP Financial Measures

This press release includes a non-GAAP financial measure, expected net operating income (NOI) contribution, which the Company defines as expected lease revenue for a particular lease less any non-reimbursable operating expenses attributable to the leased property. The Company’s management team uses expected NOI contribution to measure the expected operating performance of a particular lease. Operating income is the GAAP measure most directly comparable to expected NOI contribution. In evaluating expected NOI contribution, you should be aware that in the future the Company may incur non-reimbursable lease operating expenses that are not currently known. The Company’s presentation of expected NOI contribution should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Expected NOI contribution has important limitations as an analytical tool and you should not consider expected NOI contribution in isolation or as a substitute for analysis of results as reported under GAAP. For example, expected NOI contribution excludes the impact of selling, general and administrative expenses and depreciation and amortization, which have real economic effect and could materially impact the Company’s consolidated financial results. Other companies, including Real Estate Investment Trusts, may calculate expected NOI contribution differently than the Company does and, accordingly, the Company’s expected NOI contribution may not be comparable to similar measures published by such companies. No reconciliation of expected NOI contribution is included in this press release because the Company is unable to quantify certain amounts that would be required to be included in operating income without unreasonable efforts as such quantification would imply a degree of precision that would be confusing or misleading to investors.

Additional Transaction Information and Upcoming Communications

Hut 8 has made available on its website an investor presentation with further details regarding the Transaction.

For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company's website, hut8.com/investors, and its social media accounts, including on X and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

About Hut 8

Hut 8 is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive technologies such as AI, high-performance computing, and ASIC compute. The Company develops, commercializes, and operates industrial-scale energy and data center infrastructure through a power-first, innovation-driven approach. For more information, visit hut8.com.

Cautionary Note Regarding Forward-Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that Hut 8 expects or anticipates will or may occur in the future, including statements relating to  the terms, value, and expected benefits of the Transaction and the Agreement, including expected contract value, NOI contribution, and potential value from renewal options, the timing of development, construction, energization, and delivery of the Beacon Point campus, the expected capacity of the campus, the Company’s development pipeline, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “allow,” “believe,” “estimate,” “expect,” “predict,” “can, “might,” “potential,” “is designed to,” “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, risks relating to the construction of new data centers, including cost overruns, delays, supply chain issues, permitting or regulatory hurdles, unexpected technical challenges, and dependency on contractors; risks relating to the financing of new data centers, including the potential dilutive impact of equity issuances (if any), access to capital markets, timing and cost of financing, and market conditions such as increases in interest rates, declining equity valuations, volatility in credit markets, or tightening lending standards; risks impacting our ability to expand the power capacity at the River Bend campus, such as limitations of transmission and/or generation resources; failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; failing to grow hashrate; purchasing miners; relying on third-party mining pool service providers; uncertainty in the development and acceptance of the Bitcoin network; Bitcoin halving events; competition from other methods of investing in Bitcoin; concentration of Bitcoin holdings; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at sec.gov and SEDAR+ profile at sedarplus.ca.

Contacts

Hut 8 Investor Relations

ir@hut8.com

Hut 8 Public Relations

media@hut8.com

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